10% CONVERTIBLE NOTE PURCHASE AGREEMENT

THIS CONVERTIBLE NOTE PURCHASE AGREEMENT, dated as of September 28th, 2009 (this "Agreement"), is entered into by and among YARRAMAN WINERY, INC., a Nevada corporation (the "Company"), and THE PURCHASERS listed on Schedule 1 hereto (collectively, the "Purchasers" or the "Holders").

RECITALS:

WHEREAS, WHEREAS, the Comapny is offering (the "Offering") for sale up to a maximum of $5,000,000 aggregate principal amount of 10% Convertible Notes in the form attached hereto as Exhibit A (the "Notes") in reliance upon the exemptions from registration provided by Regulation D ("Regulation D") or Regulation S ("Regulation S") promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and/or Section 4(2) of the Securities Act. This Agreement, together with the Notes are hereinafter collectively referred to as the "Transaction Documents";

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WHEREAS, in connection with the Offering Purchasers wish to purchase, and the Company wishes to sell and issue to the Purchasers, upon the terms and subject to the conditions stated in this Agreement, an aggregate of ~~$250,000~~ in principal amount of the Notes (such Notes, collectively, with the Underlying Shares (as defined below), the "Securities"), which Notes shall be convertible into shares of common stock of the Company, $.0001 par value per share (the "Common Stock"), in accordance with the terms of this Agreement and the Notes. The "Underlying Shares" shall mean the shares of Common Stock issued or issuable upon conversion of the Notes;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENTS:

1. AGREEMENT TO PURCHASE; CLOSING

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(a) Purchase of Notes. Subject to the terms and conditions set forth herein, the Company hereby agrees to issue and sell to the Purchasers, and the Purchasers severally and not jointly hereby agree to purchase from the Company an aggregate of ~~$250,000~~ principal amount of Notes in the amounts set forth opposite each Purchaser's name on Schedule 1 hereto (the "Purchase Price").

(b) Closing. The closing (the "Closing") of the purchase and sale of the Notes is taking place on the date hereof. The date of the Closing is referred to herein as the "Closing Date." The Company is deliver to the Purchasers the Notes, in exchange for payment by the Purchasers of an aggregate of ~~$250,000~~, by wire transfer of immediately available funds payable to the Company. Each of the Notes shall be registered in the names of the respective Purchasers.

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2. **REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION**

Each of the Purchasers hereby represents and warrants to the Company as to itself only that:

(a) Accredited Investors. Such Purchaser is: (i) experienced in making investments of the kind contemplated by this Agreement; (ii) able, by reason of business and financial experience, to protect its own interests in connection with the transactions contemplated by this Agreement; (iii) able to afford the entire loss of its investment in the Securities; (iv)(A) an "accredited investor" as that term is defined in Rule 501(a) of Regulation D or (B) is not a US Person as that term is defined in Rule 902 of Regulation S; and (v) not a broker-dealer or an affiliate of a broker-dealer as such terms are defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) No Public Distribution. Such Purchaser is acquiring the Securities for its own account, for investment purposes only, and not with a present view towards the public sale or distribution thereof, except pursuant to a sale or sales that are registered under the Securities Act or exempt from such registration; provided, however, that, except as provided herein, by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Such Purchaser has not been organized for the purpose of investing in securities of the Company, although such investment is consistent with its purposes.

(c) Subsequent Offers and Sales. All subsequent offers and sales of the Securities by such Purchaser shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from such registration; with any offers and sales which are being made pursuant to an applicable exemption from registration being accompanied by a legal opinion obtained by such Purchaser, which legal opinion shall be reasonably satisfactory to the Company and the Company's legal counsel.

(d) Accuracy of Purchasers' Representations and Warranties. Such Purchaser understands that the Securities are being offered and sold to it in reliance upon exemptions from the registration requirements of the United States federal securities laws, and that the Company is relying upon the truth and accuracy of such Purchaser's representations and warranties contained in the Transaction Documents and any ancillary documents thereto, as applicable, and such Purchaser's compliance with the Transaction Documents and any ancillary documents thereto, in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities in accordance with the terms and provisions of the Transaction Documents.

(e) Financial Information. Such Purchaser: (i) has been provided with and has reviewed all requested information concerning the business of the Company, including, without limitation, the Company's audited financial statements for the fiscal year ended June 30, 2008 and (ii) has had all requested access to the management of the Company and has had the opportunity to ask questions of the management of the Company.

(f) Capacity and Authority. Such Purchaser has the requisite capacity and authority to execute, deliver and perform each of the Transaction Documents and any and all ancillary documents thereto and to consummate the transactions contemplated thereby.

(g) Due Execution. This Agreement and the other Transaction Documents, and any ancillary documents thereto and the transactions contemplated hereby and thereby that have been executed and delivered by such Purchaser, have been duly and validly authorized by such Purchaser and such agreements, when executed and delivered by each of the other parties thereto will each be a valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, except to the extent that enforcement of such agreements may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

(h) Brokers. Such Purchaser has not employed, engaged or retained, or otherwise incurred any liability to, any person as a broker, finder, agent or other intermediary in connection with the transactions contemplated herein.

(i) No General Solicitation. Such Purchaser has not learned of the investment in the Securities as a result of any public advertising or general solicitation.

(j) Residency. The Purchaser is a resident of (or, if an entity, has its principal place of business in) the jurisdiction set forth below such Purchaser's name on the signature page hereto.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to such Purchaser that:

(a) Organization. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada. Each of the Company's operating subsidiaries is a corporation duly organized and validly existing under the laws of its respective jurisdiction of incorporation. Each of the Company and its operating subsidiaries is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a Material Adverse Effect (as hereinafter defined) on the Company. All of the outstanding capital stock of the Company's subsidiaries is owned either directly or indirectly by the Company. The Company and its subsidiaries have all requisite corporate power and authority, and hold all licenses, permits and other required authorizations from governmental authorities, necessary to conduct their business as it is now being conducted or proposed to be conducted and to own or lease their properties and assets as they are now owned or held under lease, except to the extent the failure to hold such licenses, permits and other authorizations would not have a Material Adverse Effect on the Company.

(b) Capitalization. On the date hereof, the authorized capital of the Company consists of 90,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $.0001 par value per share ("Preferred Stock"). On the date hereof, there are 88,497,213 shares of Common

Stock issued and outstanding and 436,600 shares of Preferred Stock issued and outstanding: 381,600 shares of Preferred Stock have been designated Preferred Series A (each share convertible into 10 common shares) and 55,000 shares have been designated Preferred Series B (each share convertible into 1,000 common shares). Except (i) as disclosed in the Company's SEC Reports, and (ii) grants of rights to purchase shares of the Company's Common Stock under the Company's Employee Stock Option Plans (the "Option Plan") after the Company's fiscal year end, there are no options, warrants and convertible securities of the Company, and any other rights to acquire securities of the Company (collectively, the "Derivative Securities"). All outstanding securities of the Company are validly issued, fully paid and nonassessable. No stockholder of the Company is entitled to any preemptive rights with respect to the purchase of or sale of any securities by the Company. Except as contemplated herein, shares reserved for issuance under the Company's Option Plan, or as set forth in Schedule 3(b), none of the shares of capital stock of the Company is reserved for any purpose, other than the issuance upon exercise or conversion of the Derivative Securities, and the Company is neither subject to any obligation (contingent or otherwise), nor has any option, to repurchase or otherwise acquire or retire any shares of its capital stock, except for repurchase rights of the Company under option agreements or restricted stock agreements with service providers of the Company.

(c) Issuance of the Securities. The Notes are duly authorized, issued and delivered and the Underlying Shares when issued in accordance with the terms of the Notes will be duly authorized and validly issued, fully paid and nonassessable, free and clear of any liens imposed by or through the Company, will not be subject to preemptive rights, and will not subject the holder thereof to personal liability by reason of being such a holder. There are no preemptive rights of any stockholder of the Company to acquire the Securities. Upon and subject to the amendment of the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock, the Company will reserved from its authorized and unissued shares of Common Stock a number of shares of Common Stock for issuance upon conversion of the Notes.

(d) Legality. The Company has the requisite corporate power and authority to enter into each of the Transaction Documents and to issue and deliver the Securities.

(e) Due Execution. The Transaction Documents, and the transactions contemplated thereby, have been duly and validly authorized by the Company. The Transaction Documents have been duly executed and delivered by the Company and are each the legal, valid and binding agreement and obligation of the Company, enforceable in accordance with their respective terms, except to the extent that enforcement of such agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

(f) Non-contravention. The execution and delivery of the Transaction Documents, and the consummation by the Company of the transactions contemplated thereby, does not (i) result in a violation of either the Articles of Incorporation or By-laws of the Company, or (ii) constitute a default under (or an event which with notice or lapse of time or both could become a default) or give to others any rights of termination, amendment or cancellation of, any material agreement, indenture or instrument to which the Company is a party unless the same shall have been waived or consented to by the other party, or result in a violation of any law, rule, regulation, order, judgment or decree (foreign or domestic and including federal and state

securities laws and regulations) applicable to the Company or by which any material property or asset of the Company is bound or affected other than any of the foregoing which would not have a Material Adverse Effect (as hereinafter defined). The offering or sale of the Notes and the Underlying Shares as contemplated by this Agreement does not give rise to any rights, other than those which have been waived or satisfied on or prior to the date hereof, for or relating to the registration of any shares of the Common Stock.

(g) Approvals. Except for the required amendment of the Company's Articles of Incorporation to increase the authorized capital of the Company to permit the issuance of the Underlying Shares, no authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the entry into or the performance of the Transaction Documents.

(h) SEC Filings; Financial Statements.

(1) The Company has filed, and as of the Closing will have filed, all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the SEC since 2005. The Company has made available to the Purchasers all such registration statements, prospectuses, reports, schedules, forms, statements and other documents in the form filed with the SEC. All such required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including those that the Company may file subsequent to the date of this Agreement), as amended, are referred to herein as the "SEC Reports." As of their respective dates, the SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed SEC Report. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

(2) Each of the consolidated financial statements (including, in each case, any related note thereto) contained in the SEC Reports (the "Financials"), including each SEC Report filed after the date of this Agreement until the Closing: (i) complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was or will be prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except as may be indicated in the note thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor form under the Exchange Act), and (iii) fairly presented or will fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of the Company's operations and cash flows for the periods indicated. The balance sheet of

the Company contained in the SEC Reports as of June 30, 2008 is hereinafter referred to as the "Balance Sheet." Except as disclosed in the Financials, since the date of the Balance Sheet and through the date of this Agreement, neither the Company nor any of its subsidiaries has any liabilities required under GAAP to be set forth on a consolidated balance sheet (absolute, accrued, contingent or otherwise) which, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect on the Company, except for liabilities incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practices, and liabilities incurred pursuant to this Agreement.

(i) Absence of Certain Changes. Since June 30, 2008, there has been no material adverse change in the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (each, a "Material Adverse Effect").

(j) Compliance with Law. To the knowledge of the Company, the Company and its subsidiaries have complied in all material respects with all applicable statutes and regulations of the Commonwealth of Australia, the United States and of all states, municipalities and applicable agencies and foreign jurisdictions or bodies in respect of the conduct of its business and operations, and the failure, if any, by the Company or its subsidiaries to have fully complied with any such statute or regulation has not resulted in a Material Adverse Effect.

(k) Private Offering. Subject to the accuracy of the Purchasers' representations and warranties set forth in Section 2 hereof, the offer, sale and issuance of the Securities, as contemplated by this Agreement, are exempt from the registration requirements of the Securities Act. The Company has not offered or sold the Securities by any form of general solicitation or general advertising, as such terms are used in Rule 502(c) under the Securities Act.

(l) Full Disclosure. Neither this Agreement, the other Transaction Documents nor any of the schedules, exhibits, written statements, documents or certificates prepared or supplied by the Company with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which made. Except as disclosed in the Schedules attached hereto and except for matters affecting the industry of the Company as a whole, there exists no fact or circumstance which, to the knowledge of the Company upon due inquiry, could reasonably be anticipated to have a Material Adverse Effect or could reasonably be anticipated to adversely affect the ability of the Company to perform its obligations set forth in the Transaction Documents.

4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS

(a) Transfer Restrictions. Such Purchaser acknowledges that (i) none of the Securities has been, or is being, registered under the Securities Act, and such Securities may not be transferred unless (A) subsequently registered thereunder or (B) they are transferred pursuant to an exemption from such registration; and (ii) any sale of the Securities made in reliance upon Rule 144 under the Securities Act or Regulation S may be made only in accordance with the terms of said Rule, accompanied by a legal opinion obtained by such Purchaser which is

reasonably satisfactory to the Company's legal counsel. The provisions of Sections 4(a) and 4(b) hereof, together with the rights and obligations of the Purchasers under the Transaction Documents, shall be binding upon any subsequent transferees of the Securities.

(b) Restrictive Legend. Such Purchaser acknowledges and agrees that, until such time as the Securities shall have been registered under the Securities Act or such Purchaser demonstrates to the reasonable satisfaction of the Company and its legal counsel that such registration shall no longer be required, the Notes and certificates evidencing the Securities shall bear a restrictive legend in substantially the following form which may, if applicable, also contain any legend required by Regulation S:

> THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION SHALL NO LONGER BE REQUIRED.

The legend(s) set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act and such sale or transfer is effected. The Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

(c) State Securities Filings. The Company shall from time to time promptly take such action as either the Purchasers or any of its representatives, if applicable, may reasonably request to qualify the Securities for offering and sale under the securities laws (other than United States federal securities laws) of the jurisdictions in the United States as shall be so identified to the Company, and to comply with such laws so as to permit the continuance of sales therein, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction.

(d) Use of Proceeds. The Company will use the net proceeds from the sale of the Notes to finance acquisitions and to pay the costs associated therewith and for general corporate purposes.

(e) Reservation of Common Stock Issuable upon Conversion of Notes. The Company hereby agrees at all times to take all necessary steps to reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the full conversion of Notes, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the full conversion of Notes. All calculations pursuant to this subsection (g)shall be made without regard to any restrictions on beneficial ownership.

(f) Covenant as to Common Stock. The Company covenants that all shares of Common Stock which may be issued upon conversion of the Notes, or payment of principal or interest on the Notes will, upon issuance pursuant to the terms of the Notes, or payment of principal or interest on the Notes, as the case may be, be fully paid and nonassessable.

(g) Market Stand-Off/Lock-Up. Each Purchaser, if requested by the Company and/or an underwriter of Common Stock or other securities of the Company, shall agree not to sell or otherwise transfer or dispose of any Underlying Shares for a specified period of time determined by the Company and the underwriters (not to exceed 180 days) following the effective date of any registration statement filed by the Company is which the Companys seeks to sell shares of Common Stock resulting in gross proceeds of $5,000,000 or more; provided, that such agreement shall only apply to the first two such Registration Statements covering Common Stock of the Company. Such agreement shall be in writing in a form reasonably satisfactory to the Company and the underwriter. The Company may impose stop-transfer instructions with respect to the Underlying Shares subject to the foregoing restriction until the end of the stand-off period.

5. TRANSFER AGENT INSTRUCTIONS

The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of each Purchaser or its nominee, for the Underlying Shares upon conversion of the Notes in accordance with the terms thereof, each in such amounts as specified from time to time by each Purchaser to the Company (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Underlying Shares under the Securities Act or the date on which the Underlying Shares may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 4(b) of this Agreement. The Company warrants that no instruction, other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, will be given by the Company to its transfer agent and that the Underlying Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Nothing in this Section shall affect in any way the Purchaser's obligations and agreement set forth in Section 4(b) hereof to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities. If a Purchaser provides the Company with an opinion of counsel, reasonably satisfactory to the Company in form, substance and scope, to the effect that a public sale or transfer of such Securities may be made without registration under the Securities Act and such sale or transfer is effected, the Company shall permit the transfer, and, in the case of the Underlying Shares, promptly instruct its transfer agent to issue one or more certificates, free from any restrictive legend, in such name and in such denominations as specified by such Purchaser.

6. INDEMNIFICATION

(a) Indemnification of Purchasers by the Company. The Company hereby agrees to indemnify and hold harmless each of the Purchasers, their affiliates, their investment advisors, their managing members, and each of their respective officers, managers, members, directors, partners, shareholders, and employees (collectively, the "Purchasers Indemnitees"), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses"), and agrees to reimburse the Purchasers Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Purchasers Indemnitees and to the extent arising out of or in connection with:

(i) a misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement (or the other Transaction Documents), the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement (or the other Transaction Documents); or

(ii) a failure by the Company to perform any of its covenants, agreements, undertakings or obligations set forth in this Agreement (or the other Transaction Documents), the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement (or the other Transaction Documents).

(b) Indemnification of the Company by Purchasers. The Purchasers hereby agree to indemnify and hold harmless the Company, its affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Losses, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), to the extent arising out of or in connection with any misrepresentation, omission of fact or breach of any of the Purchasers' representations, warranties or covenants contained in this Agreement and any failure by the Purchasers to perform any of its covenants, agreements, undertakings or obligations set forth in this Agreement. Notwithstanding anything to the contrary in this Agreement, the aggregate payments for indemnification (including the reasonable fees and expenses of legal counsel) made by the Purchasers to the Company pursuant to this Section 8(b) shall not exceed the Purchase Price.

7. EXPENSES

(a) Each of the parties hereto agree that they shall each be responsible for and pay their own expenses and fees, including all legal, accounting and other professional fees, associated with the transactions contemplated by Transaction Documents.

8. SURVIVAL

The representations and warranties of the Company and the Purchasers shall survive the Closing until twelve (12) months following the Closing Date. The Company makes no representations or warranties in any oral or written information provided to the Purchasers, other than the representations and warranties included herein. The agreements and covenants of the Company and the Purchasers, including indemnification obligations under Section 8, shall survive the execution and delivery of this Agreement and the delivery of the Securities hereunder until such time as the Notes are paid in full.

9. MISCELLANEOUS

(a) Governing Law; Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Nevada, without giving effect to conflicts of laws issues.

(b) Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original.

(c) Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, the Purchaser may assign its rights hereunder to any of its "affiliates," as that term is defined under the Exchange Act, without the consent of the Company.

(f) Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Purchaser shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of showing economic loss and without any bond or other security being required.

(g) Independent Nature of Purchasers.

(1) The Company acknowledges that the obligations of each Purchaser under this Agreement, the Note, and any other document entered into in connection with this Agreement, the Note, and the transactions contemplated hereby and thereby (the "Transaction Documents") are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiaries which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser, and, as between the Purchasers no Purchaser or any of its agents or employees shall have any liability to any Purchaser relating to or arising from any such information, materials, statements or opinions. The Company further acknowledges that nothing contained in the Transaction Documents, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

(h) Amendments. This Agreement and the Notes may be amended or provisions hereof or thereof may be waived with the written consent of the holders of a majority in principal amount of Notes at such time outstanding, provided that no amendment to the interest rate, term, or conversion price of a Note, or to the anti-dilution protection provisions, principal amortization requirements, principal prepayment provisions or this amendment provision shall be binding on a holder of a Note that has not consented in writing to the amendment or waiver of such provisions.

(i) Merger. This Agreement, together with the other Transaction Documents, supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

(j) Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

Company:	Yarraman Winery, Inc. 700 Yarraman Road Wybong, New South Wales, Australia. ATTENTION: Ian Long, President Tel.: +61 2 6547 8118 with a copy to: Katten Muchin Rosenman LLP 575 Madison Avenue New York, NY 10022 ATTENTION: Paul J. Pollock, Esq. Tel: 212-940-8555 Fax: 212-894-5511
Purchasers:	To the addresses as set forth on Schedule 1

[REMAINDER OF PAGE BLANK: SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the undersigned.

COMPANY:

YARRAMAN WINERY, INC.

By: ______________________

Name: IAN LONG

Title: PRESIDENT & CHIEF EXECUTIVE OFFICER.

PURCHASERS:

Prime Pacific Global Management Corporation

By: ______________________

Name: Dr. Shirlin Wong

Title: Chief Executive Officer

EXHIBIT A

SCHEDULE I

Investor	Address	Notes
PRIME PACIFIC GLOBAL MANAGEMENT CORPORATION	1870 EL CAMIMO REAL, SUITE 100, BURLINGAME, CA 94010	TEL (650) 692 2880 FAX (650) 6927 8802

SCHEDULE 3(b)

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